SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 2, 2007
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 2, 2007, Discovery Laboratories, Inc. (the “Company”) and TR Stone Manor Corp., (“Landlord”), entered into a First Amendment to Lease Agreement (“Amendment”) with respect to the Lease Agreement and Addendum to Lease Agreement dated May 26, 2004 (the “Lease”). The Lease relates to the Company’s headquarters located at Stone Manor Corporate Center, 2600 Kelly Road, Warrington, PA 18976.

Under the terms of the Amendment: (i) the term of the Lease was extended by three years to February 2013; (ii) the Landlord consented to the Company’s construction of analytical laboratory space within the existing premises and agreed to make a contribution to tenant improvements in the amount of approximately $400,000; (iii) the Company, subject to existing tenants’ rights, was granted a right of first offer on space coming available in any building owned or controlled by the Landlord within the Stone Manor Corporate Center complex; (iv) the Company’s option to extend the Lease was adjusted to an additional period of three years; and (v) the Company relinquished an early termination right. The total aggregate base rental payments under the Lease prior to the extension were approximately $4. 6 million and the total aggregate base rental payments under the extended portion of the Lease are approximately $3.0 million.

The foregoing description of the Lease and the Amendment does not purport to be complete and is qualified in its entirety by reference to the Lease and the Amendment, copies of which are filed as exhibits to this report and incorporated herein by reference. The agreements have been filed in order to provide investors and the Company’s stockholders with information regarding their terms and in accordance with applicable rules and regulations of the Securities and Exchange Commission (“SEC”). Pursuant to the Lease and Amendment, each of the Company and the Landlord made certain representations, warranties and covenants and agreed to indemnify each other for certain losses arising out of breaches of such representations, warranties, covenants and other specified matters. The representations, warranties and covenants were made by the parties to and solely for the benefit of each other and any expressly intended third party beneficiaries in the context of all of the terms and conditions of the agreements and in the context of the specific relationship between the parties. Accordingly, investors and stockholders should not rely on the representations, warranties and covenants. Furthermore, investors and stockholders should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or continuing intentions of the parties, since they were only made as of the date of the agreements. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the Company’s reports or other filings with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Lease Agreement for Office Space at Stone Manor Corporate Center and Addendum to Office Lease Agreement, dated May 26, 2004, between Stone Manor Corporate Center, L.P. and Discovery Laboratories, Inc.

10.2	First Amendment to Lease Agreement, dated April 2, 2007, by and between TR Stone Manor Corp. and Discovery Laboratories, Inc.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company’s filings with the SEC including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ Robert J. Capetola
Robert J. Capetola, Ph.D.
President and Chief Executive Officer

Date: April 6, 2007